Exhibit 10.2

EXECUTION COPY
SECOND AMENDMENT TO CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October 27, 2008, is by and among BARR LABORATORIES, INC., a Delaware corporation (the “Company”), certain Foreign Subsidiaries of the Company party hereto pursuant to Section 2.14 of the hereinafter defined Existing Credit Agreement (each a “Designated Foreign Borrower”; and together with the Company, the “Borrowers” and, each a “Borrower”), Barr Pharmaceuticals, Inc., a Delaware corporation (the “Parent”) as a guarantor along with certain Subsidiaries of the Parent (individually a “Guarantor” and collectively the “Guarantors”), the Lenders party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (the “Administrative Agent”) and as Swing Line Lender and L/C Issuer. Terms used but not otherwise defined herein shall have the meanings provided in the Existing Credit Agreement described below.
W I T N E S S E T H
     WHEREAS, the Borrowers, the Guarantors, the Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer have entered into that certain Credit Agreement dated as of July 21, 2006 (as amended by that certain First Amendment dated as of October 24, 2006, and as further amended, modified, extended, renewed, restated, replaced or increased from time to time, prior to the date hereof, the “Existing Credit Agreement”);
     WHEREAS, Teva Pharmaceutical Industries Ltd. (“Teva”), the Parent and a wholly-owned subsidiary of Teva have signed an agreement and plan of merger under which Teva would, subject to the terms and conditions thereof, acquire by merger the Parent (such acquisition the “Teva Acquisition”); and
     WHEREAS, the consummation of the Teva Acquisition would result in a Change of Control and thus an Event of Default under Section 8.0l (k) of the Existing Credit Agreement, the Parent and the Borrowers have requested, and the Lenders have agreed, to amend the Existing Credit Agreement as provided herein to permit the Teva Acquisition pursuant to the terms and conditions of this Amendment.
     NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
PART 1
DEFINITIONS
     SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:
     “Second Amendment Effective Date” is defined in Subpart 3.1.
     SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

PART 2
AMENDMENTS TO EXISTING CREDIT AGREEMENT
     Effective on (and subject to the occurrence of) the Second Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part 2.
     SUBPART 2.1 Definition of Alternative Currency Sublimit. The definition of “Alternative Currency Sublimit” contained in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “Alternative Currency Sublimit” means (a) prior to the Teva Acquisition Effective Date, an amount equal to the lesser of the Aggregate Revolving Commitments and $200,000,000 and (b) on and after the Teva Acquisition Effective Date, an amount equal to $0. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
     SUBPART 2.2 Definition of Applicable Rate. The definition of “Applicable Rate” contained in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “Applicable Rate” means, from time to time, the following percentages per annum, based upon the Corporate Ratings as set forth below:
     (a) prior to the Teva Acquisition Effective Date, the following percentages per annum, based upon the Corporate Ratings as set forth below:

Revolving
Credit
			Facility			Acquisition Facility	Acquisition
		Revolving	Applicable	Revolving		Applicable Margin	Facility
		Credit Facility	Margin for	Credit		for LIBOR	Applicable
		Applicable	Alternate	Facility		Loans/Acquisition	Margin for
	Corporate	Margin for	Base Rate	Letter of	Facility	Facility Letter of	Alternate Base
Level	Ratings	LIBOR Loans	Loans	Credit Fee	Fee	Credit Fee	Rate Loans
I	Greater than or equal to BBB+/Baa l	40.0 bps	0 bps	40.0 bps	10.0 bps	50.0 bps	0 bps
II	BBB/Baa2	50.0 bps	0 bps	50.0 bps	12.5 bps	62.5 bps	0 bps
III	BBB-/Baa3	60.0 bps	0 bps	60.0 bps	15.0 bps	75.0 bps	0 bps
IV	BB+/Bal	70.0 bps	0 bps	70.0 bps	17.5 bps	87.5 bps	0 bps
V	BB/Ba2	87.5 bps	0 bps	87.5 bps	25.0 bps	112.5 bps	12.5 bps
VI	Less than BB/Ba2	100.0 bps	0 bps	100.0 bps	37.5 bps	137.5 bps	37.5 bps
     “Corporate Rating” means, as of any date of determination, the rating as determined by the Ratings Agencies as the Parent’s corporate credit (family) rating (collectively, the “Corporate Ratings”); provided that if a Corporate Rating is issued by the Ratings Agencies and there is a split rating, then the highest of such Corporate Ratings shall apply (with the Corporate Rating for Pricing Level I being the highest and the Corporate Rating for Pricing Level VI being the lowest) in determining the Pricing Level. If there is a multiple split in Corporate Ratings, then the Corporate Rating that is one level lower than the highest rating shall apply in determining the Pricing Level; provided, further, however, that the Applicable Rate shall be at pricing Level VI if no Corporate Rating is available from each of the Rating Agencies or such Corporate Ratings do not give pro forma effect to the Acquisition of the Acquired Company (to the extent applicable).

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Initially, the Applicable Rate shall be at Level III until the earlier of (x) ninety (90) days following the Closing Date and (y) the date on which the Parent has obtained its Corporate Ratings. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Corporate Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.
     (b) on and after the Teva Acquisition Effective Date, the following percentages per annum, based upon the Corporate Ratings as set forth below:

Revolving
Credit
			Facility			Acquisition Facility	Acquisition
		Revolving	Applicable	Revolving		Applicable Margin	Facility
		Credit Facility	Margin for	Credit		for LIBOR	Applicable
		Applicable	Alternate	Facility		Loans/Acquisition	Margin for
	Corporate	Margin for	Base Rate	Letter of	Facility	Facility Letter of	Alternate Base
Level	Ratings	LIBOR Loans	Loans	Credit Fee	Fee	Credit Fee	Rate Loans
I	Greater than or equal to A- /A3	105 bps	5 bps	105 bps	20.0 bps	125.0 bps	25.0 bps
II	BBB+/Baa l	125 bps	25 bps	125 bps	25.0 bps	150.0 bps	50.0 bps
III	BBB/Baa2	137.5 bps	37.5 bps	137.5 bps	37.5 bps	175.0 bps	75.0 bps
IV	Less than or equal to BBB-/Baa3	175.0 bps	75.0 bps	175.0 bps	50.0 bps	225.0 bps	125.0 bps
     “Corporate Rating” means, as of any date of determination, the rating as determined by the Ratings Agencies as Teva’s corporate credit rating (collectively, the “Corporate Ratings”); provided that if a Corporate Rating is issued by the Ratings Agencies and there is a split rating, then the highest of such Corporate Ratings shall apply (with the Corporate Rating for Pricing Level I being the highest and the Corporate Rating for Pricing Level IV being the lowest) in determining the Pricing Level. If there is a multiple split in Corporate Ratings, then the Corporate Rating that is one level lower than the highest rating shall apply in determining the Pricing Level; provided, further, however, that the Applicable Rate shall be at pricing Level IV if no Corporate Rating is available from each of the Rating Agencies.
The Applicable Rate shall be at Level II for the first ninety (90) days immediately following the Teva Acquisition Effective Date. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Corporate Rating shall be effective, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.
     SUBPART 2.3 Definition of Base Rate. The definition of “Base Rate” contained in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “Base Rate” means (a) prior to the Teva Acquisition Effective Date, for any day a fluctuating rate per annum equal to the higher of (i) the Federal Funds Rate plus 1/2 of 1% and (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (b) on and after the Teva Acquisition Effective Date, for any day, a rate per annum equal to the highest of (i) the Federal Funds Rate plus 1/2 of 1%, (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its

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“prime rate” and (iii) the Eurocurrency Rate for Dollar deposits being delivered in the London interbank market for a term of one month commencing on such day plus 1%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
     SUBPART 2.4 Definition of Change of Control. Clauses (b) and (c) of the definition of “Change of Control” contained in Section 1.01 of the Existing Credit Agreement are hereby amended in their entireties to read as follows:
     (b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and excluding Teva and its Affiliates as part of or in connection with the Teva Acquisition) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);
     (c) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (it being understood that changes in the members of the board of the Parent on the Teva Acquisition Effective Date and for a period of three months thereafter shall not constitute a “Change of Control” pursuant to this clause (c)).
     SUBPART 2.5 Definition of Consolidated EBITDA. Clause (a) of the definition of “Consolidated EBITDA” contained in Section 1.01 of the Existing Credit Agreement is hereby amended by adding new clauses (viii) and (ix) to the end of such clause (a) to read as follows, and making the appropriate grammatical changes thereto:
     (viii) in the event that the Teva Acquisition Effective Date has occurred, one-time non-cash expenses incurred in connection with the Teva Acquisition and (ix) in the event that the Teva Acquisition Effective Date has occurred, one-time cash expenses incurred in connection with the Teva Acquisition in an aggregate amount not to exceed $75,000,000

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     SUBPART 2.6 Definition of Designated Foreign Borrower Sublimit. The definition of “Designated Foreign Borrower Sublimit” contained in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “Designated Foreign Borrower Sublimit” means (a) prior to the Teva Acquisition Effective Date, an amount equal to the lesser of the Aggregate Revolving Commitments and $200,000,000 and (b) on and after the Teva Acquisition Effective Date, $0. The Designated Foreign Borrower Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
     SUBPART 2.7 Definition of Loan Documents. The definition of “Loan Documents” contained in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “Loan Documents” means this Agreement, each Designated Foreign Borrower Request and Assumption Agreement, each Note, each Issuer Document, each Guarantor Joinder Agreement, the Fee Letter and, in the event that the Teva Acquisition Effective Date has occurred, the Teva Guaranty.
     SUBPART 2.8 Definition of Loan Parties. The definition of “Loan Parties” contained in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “Loan Parties” means, collectively, the Company, each Designated Foreign Borrower and each Guarantor (provided that, notwithstanding the Teva Guaranty, Teva shall not be deemed a “Loan Party”).
     SUBPART 2.9 Definition of Parent. The definition of “Parent” contained in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “Parent” means (a) prior to the Teva Acquisition Effective Date, Barr Pharmaceuticals, Inc., a Delaware corporation and (b) on and after the Teva Acquisition Effective Date, New Barr Parent.
     SUBPART 2.10 New Definitions. The following new definitions are added to Section 1.01 of the Existing Credit Agreement in appropriate alphabetical order:
     “Approving Lenders” means each Lender who executed and delivered its signature page to the Second Amendment on or before 5:00 P.M. (New York Time) on Monday, October 27, 2008.
     “Second Amendment” means that certain Second Amendment to Credit Agreement dated as of October 27, 2008, by and among the Company, the Parent, the Guarantors, the Lenders and the Administrative Agent.
     “Second Amendment Effective Date” means October 27, 2008.
     “New Barr Parent” means that certain newly formed, wholly-owned subsidiary of Teva USA, Inc. organized under the laws of the State of Delaware which is the ultimate surviving entity in the Teva Acquisition.

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     “Pliva Corporate Reorganization” means, that certain corporate reorganization pursuant to which the capital stock of one or more of Barr Laboratories Europe BV and its Subsidiaries shall be transferred to one or more Subsidiaries of Teva in exchange for the Teva Notes.
     “Teva” means Teva Pharmaceutical Industries Ltd., an Israeli company.
     “Teva Acquisition” means the acquisition by merger of Barr Pharmaceuticals, Inc. by Teva.
     “Teva Acquisition Effective Date” means the date on which the Teva Acquisition shall have been consummated.
     “Teva Guaranty” means the guaranty by Teva of the Obligations pursuant to a guaranty agreement substantially in the form attached hereto as Exhibit A to the Second Amendment.
     “Teva Notes” means the promissory notes from one or more Subsidiaries of Teva to Barr Laboratories, Inc. in connection with the Pliva Corporate Reorganization.
     SUBPART 2.11 Teva Acquisition. A new Section 6.12 is hereby added to Article VI of the Existing Credit Agreement to read as follows:
     6.12 Teva Acquisition. To the extent the Teva Acquisition Effective Date has occurred, on or prior to the Teva Acquisition Effective Date, the Administrative Agent shall have received the following items:
     (a) Counterparts of (i) the Teva Guaranty, duly executed on behalf of Teva and the Administrative Agent (on behalf of the Lenders); provided that the Teva Guaranty may be received by the Administrative Agent in escrow to be effective on, and not prior to, the Teva Acquisition Effective Date, (ii) an incumbency certificate of Teva certified by a secretary or assistant secretary to be true and correct as of the Teva Acquisition Effective Date and (iii) a favorable opinion or opinions of counsel to Teva, addressed to the Administrative Agent and each of the Lenders, with respect to the Teva Guaranty addressing due authorization, execution, delivery, enforceability, non-contravention and such other customary matters reasonably requested by the Administrative Agent; provided that the legal opinion or opinions may be received by the Administrative Agent in escrow to be effective on, and not prior to, the Teva Acquisition Effective Date; and
     (b) An amendment fee for the benefit of the Approving Lenders equal to 10 basis points on the outstanding Revolving Commitment and/or outstanding Acquisition Facility Loans of each such Approving Lender as of the Second Amendment Effective Date (it being understood that such fee shall be in addition to the amendment fee received by the Approving Lenders on the Second Amendment Effective Date).
     SUBPART 2.12 Investments. Clause (d) contained in Section 7.02 of the Existing Credit Agreement is hereby amended and restated to read as follows:
     (d) investments in any Foreign Subsidiary; provided, that if such Investment is by a Loan Party in a Foreign Subsidiary that is not a Loan Party, prior to and after giving effect to any such Investment, (i) no Default shall have occurred and be continuing before and after giving effect to such Investment on a Pro Forma Basis and (ii) (A) in the event that the Teva Acquisition Effective Date shall not have occurred, to the extent that the Consolidated Leverage Ratio after

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giving effect to such Investment on a Pro Forma Basis shall be greater than 3.50 to 1.00, the aggregate amount of such Investments permitted pursuant to this clause (d) shall not exceed $100,000,000 during the period when the consolidated Leverage Ratio is greater than 3.50 to 1.00 and (B) in the event that the Teva Acquisition Effective Date shall have occurred, the aggregate amount of such Investments permitted pursuant to this clause (d) shall not exceed $0.
*****
     SUBPART 2.13 Investments. Section 7.02 of the Existing Credit Agreement is hereby amended by adding a new clause (r) thereto to read as follows, and renumbering existing clause (r) to read clause (s):
     (r) Investments in the form of the Teva Notes; and
     SUBPART 2.14 Fundamental Changes. Clause (a) contained in Section 7.04 of the Existing Credit Agreement is hereby amended and restated to read as follows:
(a)(i) any Subsidiary of the Parent (other than the Company) may merge with (A) the Parent or the Company, provided that the Parent or the Company, as the case may be, shall be the continuing or surviving Person or (B) any one or more Persons, provided that when any Guarantor is merging with another Person which is not a Guarantor hereunder, the Guarantor shall be the continuing or surviving Person or the surviving Person shall become a Guarantor, (ii) the Company and the Parent may merge provided that (A) the Company shall be the continuing or surviving Person or (B) if the Parent shall be the continuing or surviving Person, (x) the Borrower shall provide written notice to the Administrative Agent prior to such merger or consolidation and (y) the Parent shall assume contemporaneously with such merger or consolidation all of the obligations of the Borrower under this Agreement and the other Loan Documents pursuant to documentation reasonably satisfactory to the Administrative Agent and (iii) to the extent the Teva Acquisition Effective Date shall have occurred, the Parent (Barr Pharmaceuticals, Inc.) may merge with and into New Barr Parent, with New Barr Parent being the surviving “Parent” hereunder to the extent that New Barr Parent shall assume contemporaneously with such merger by operation of law or otherwise all of the obligations of the Parent (Barr Pharmaceuticals, Inc.) under this Agreement and the other Loan Documents, it being understood and agreed that execution and delivery of the Agreement and Plan of Merger by and among the Parent, Teva Pharmaceutical Industries Ltd. and Barr Acquisition Corp., dated as of July 17, 2008, as amended, modified, extended, renewed, restated or replaced from time to time, satisfies the requirements of this clause (a). Following any merger pursuant to this Section 7.04(a)(ii), all references to “Parent” and to the “Borrower” shall be read as references to the Person surviving the merger;
     SUBPART 2.15 Transactions With Affiliates. Section 7.07 of the Existing Credit Agreement is hereby amended by adding a new clause (i) to the end thereof, and making the appropriate punctuation and grammatical changes thereto:
     and (i) in the event that the Teva Acquisition Effective Date shall have occurred, the Pliva Corporate Reorganization.
     SUBPART 2.16 Financial Covenants. Section 7.10 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

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7.10 Financial Covenants.
(a) Prior to the Teva Acquisition Effective Date:
     (i) Until the Corporate Ratings as determined by the Ratings Agencies shall each be BBB+ or higher and Baal or higher, respectively, as of the end of any fiscal quarter of the Parent, then:
     (A) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Parent to be less than 3.00 to 1.00.
     (B) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Parent;
     (1) ending after the Closing Date, but prior to the earlier of the Acquisition Facility Letter of Credit Issuance Date and the Initial Acquisition Facility Loan Funding Date, to be greater than 3.00 to 1.00.
     (2) ending after the Acquisition Facility Letter of Credit Issuance Date, if any, but prior to the Initial Acquisition Facility Loan Funding Date, to be greater than 4.50 to 1.00.
     (3) ending after the Initial Acquisition Facility Loan Funding Date, but on or prior to the earlier of the Consolidated Leverage Ratio Stepdown Date and September 30, 2007, to be greater than 4.00 to 1.00.
     (4) ending on or after October 1, 2007, but on or prior to the earlier of the Consolidated Leverage Ratio Stepdown Date and September 30, 2008, to be greater than 3.50 to 1.00.
     (5) at all other times, to be greater than 3.00 to 1.00.
     (ii) Once the Corporate Ratings as determined by the Ratings Agencies shall each be BBB+ or higher and Baal or higher, respectively, as of the end of any fiscal quarter of the Parent, and thereafter:
     Consolidated Funded Indebtedness to Total Capitalization. Permit the Consolidated Funded Indebtedness to Total Capitalization Ratio, at any time, to be greater than 0.50 to 1.00.
(b) On and after the Teva Acquisition Effective Date:
     (i) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Parent to be less than 3.00 to 1.00.
     (ii) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Parent;

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     (A) from the Teva Acquisition Effective Date to and including the fiscal quarter ending December 31, 2009, to be greater than 3.50 to 1.00.
     (B) at all other times, to be greater than 3.00 to 1.00.
PART 3
CONDITIONS TO EFFECTIVENESS
     SUBPART 3.1 Second Amendment Effective Date. This Amendment shall be and become effective as of the date hereof (the “Second Amendment Effective Date”) when all of the conditions set forth in this Part 3 shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as the “Amendment”.
     SUBPART 3.2 Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of the Borrower, the Guarantors, the Lenders (pursuant to the authorization of the Required Lenders) and the Administrative Agent.
     SUBPART 3.3 Amendment Fee. The Administrative Agent shall have received from the Borrower, for the account of each Lender who executes and approves this Amendment on or before 5:00 P.M. (New York Time) on Monday, October 27, 2008 (the “Approving Lenders”), an amendment fee equal to 10 basis points on the outstanding Revolving Commitment and/or outstanding Acquisition Facility Loans of each such Approving Lender (it being understood that in addition to the foregoing amendment fee, in the event that the Teva Acquisition Effective Date (as defined in Section 1.01 to the Existing Credit Agreement, as amended hereby) occurs, the Approving Lenders shall also receive the fee set forth in Section 6.12 to the Existing Credit Agreement, as amended hereby).
     SUBPART 3.4 Fees and Expenses. The Administrative Agent shall have received from the Borrower (a) the aggregate amount of all fees and expenses identified in that certain Engagement Letter dated October 6, 2008 among the Borrower, the Administrative Agent and Banc of America Securities LLC and (b) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC, special counsel to the Administrative Agent.
PART 4
MISCELLANEOUS
     SUBPART 4.1 Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.
     SUBPART 4.2 Representations and Warranties. Each Loan Party hereby represents and warrants that it: (a) has the requisite corporate power and authority to execute, deliver and perform this Amendment, as applicable, (b) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Amendment, (c) the representations and warranties contained in Article 5 of the Existing Credit Agreement are true and correct in all material respects on and as of the date hereof and upon giving effect to this Amendment as though made on and as of such date (except for those which expressly relate to an earlier date) and (d) no Default or Event of Default exists under the Existing Credit Agreement on and as of the date hereof and upon giving effect to this Amendment.

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     SUBPART 4.3 Instrument Pursuant to Existing Credit Agreement. This Amendment is executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.
     SUBPART 4.4 References in Other Loan Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment.
     SUBPART 4.5 Counterparts/Telecopy. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of the Amendment by telecopy, facsimile or electronic mail shall be effective as an original and shall constitute a representation that an original shall be delivered.
     SUBPART 4.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).
     SUBPART 4.7 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     SUBPART 4.8 General. Except as amended hereby, the Existing Credit Agreement and all other Loan Documents shall continue in full force and effect.
[Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	BARR LABORATORIES, INC.,
a Delaware corporation

	By: Name:	/s/ Christine A. Mundkur Christine A. Mundkur
	Title:	Chief Executive Officer

DOMESTIC GUARANTORS:	BARR PHARMACEUTICALS, INC.,
a Delaware corporation

	By: Name:	/s/ William T. Mckee William T. Mckee
	Title:	EVP & Chief Financial Officer

BARR DISTRIBUTION COMPANY,
a Delaware corporation

	By: Name:	/s/ Michael Bogda Michael Bogda
	Title:	President

DURAMED PHARMACEUTICALS, INC.,
a Delaware corporation

	By:	/s/ Sigrid Kirk
	Name:	Sigrid Kirk
	Title:	Sr. VP - Controller
Barr Laboratories, Inc.
Second Amendment

ADMINISTRATIVE AGENT	BANK OF AMERICA, N.A.,
AND LENDERS:	as Administrative Agent

	By: Name:	/s/ Angela Lau Angela Lau
	Title:	Assistant Vice President

BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

By:
Name:
Title:
Barr Laboratories, Inc.
Second Amendment

ADMINISTRATIVE AGENT	BANK OF AMERICA, N.A.,
AND LENDERS:	as Administrative Agent

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

	By: Name:	/s/ Robert LaPorte Robert LaPorte
	Title:	Vice President
Barr Laboratories, Inc.
Second Amendment

JPMORGAN CHASE BANK, N.A.,
as a Lender

By: Name:	/s/ D. Scott Farquhar D. Scott Farquhar
Title:	Vice President
Barr Laboratories, Inc.
Second Amendment

BAYERISCHE LANDESBANK, New York Branch
as a Lender

By: Name:	/s/ Nikolai von Mengden Nikolai von Mengden
Title:	Senior Vice President

By: Name:	/s/ Matthew DeCarlo Matthew DeCarlo
Title:	Vice President
Barr Laboratories, Inc.
Second Amendment

MIZUHO CORPORATE BANK LTD., as a Lender

By: Name:	/s/ Raymond Ventura Raymond Ventura
Title:	Deputy General Manager
Barr Laboratories, Inc.
Second Amendment

TAIPEI FUBON COMMERCIAL BANK LOS ANGELES BRANCH, as a Lender

By: Name:	/s/ Sophia Jing Sophia Jing
Title:	FVP & General Manager
Barr Laboratories, Inc.
Second Amendment

CHANG HWA COMMERCIAL BANK, LTD, NEW YORK BRANCH
as a Lender

By: Name:	/s/ Jim C. Y. Chen Jim C. Y. Chen
Title:	VP & General Manager
Barr Laboratories, Inc.
Second Amendment

Union Bank of California, N.A.
as a Lender

By: Name:	/s/ Richard A. Lopatt Richard A. Lopatt
Title:	Vice President
Barr Laboratories, Inc.
Second Amendment

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH as a Lender

By: Name:	/s/ David A. Buck David A. Buck
Title:	Senior Vice President
Barr Laboratories, Inc.
Second Amendment

THE NORTHERN TRUST COMPANY as a Lender
By:	/s/ Peter J. Hallan
Name:	Peter J. Hallan
Title:	Vice President

Barr Laboratories, Inc.
Second Amendment

E.SUN COMMERCIAL BANK, LTD., LOS ANGELES BRANCH, as a Lender
By:	/s/ Benjamin Lin
Name:	Benjamin Lin
Title:	EVP & General Manager

Barr Laboratories, Inc.
Second Amendment

UNICREDIT BANK AUSTRIA AG, as a Lender
By:	/s/ Pavel BREZINA
Name:	Pavel BREZINA
Managing Director Int. Corporates

By:	/s/ Martin ZOJER
Name:	Martin ZOJER
Relationship Manager Int. Corporates

Barr Laboratories, Inc.
Second Amendment

CITIBANK, N.A., as a Lender
By:	/s/ Allen Fisher
Name:	Allen Fisher
Title:	Vice President

Barr Laboratories, Inc.
Second Amendment

HUA NAN COMMERCIAL BANK, LTD. NEW YORK AGENCY, as a Lender
By:	/s/ Henry Hsieh
Name:	Henry Hsieh
Title:	Assistant Vice President

Barr Laboratories, Inc.
Second Amendment

Hua Nan Commercial Bank, Ltd. Los Angeles Branch, as a Lender
By:	/s/ Oliver C. H. Hsu
Name:	Oliver C. H. Hsu
Title:	VP & General Manager

Barr Laboratories, Inc.
Second Amendment

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Lender
By:	/s/ Karim Blasetti
Name:	Karim Blasetti
Title:	Vice President

By:	/s/ Mikhail Faybusoyich
Name:	Mikhail Faybusoyich
Title:	Vice President

Barr Laboratories, Inc.
Second Amendment

THE BANK OF EAST ASIA, LIMITED NEW YORK BRANCH as a Lender
By:	/s/ Kenneth Pettis
Name:	Kenneth Pettis,
Title:	SVP, Head of Corporate Syndications

By:	/s/ Kitty Sin
Name:	Kitty Sin
Title:	SVP, Head of Credit

Barr Laboratories, Inc.
Second Amendment

Bank of Ireland [LENDER], as a Lender,
By:	/s/ Colin Moran
Name:	Colin Moran
Title:	Manager

Barr Laboratories, Inc.
Second Amendment

BANK OF COMMUNICATIONS CO., LTD., NEW YORK BRANCH, as a Lender
By:	/s/ Shelley He
Name:	Shelley He
Title:	Deputy General Manager

Barr Laboratories, Inc.
Second Amendment

LANDESBANK BADEN-WUERTTEMBERG NEW YORK AND/OR CAYMAN ISLANDS BRANCH as a Lender
By:	/s/ Karen Richard
Name:	Karen Richard
Title:	VP & Head of Corporate Desk

By:	/s/ Carolyn Gutbrod
Name:	Carolyn Gutbrod
Title:	Vice President

Barr Laboratories, Inc.
Second Amendment

Société Générale, as a Lender
By:	/s/ Yao Wang
Name:	Yao Wang
Title:	Vice President

Barr Laboratories, Inc.
Second Amendment

SUNTRUST BANK, as a Lender
By:	/s/ Kap Yarbrough
Name:	Kap Yarbrough
Title:	Vice President

Barr Laboratories, Inc.
Second Amendment

[THE BANK OF NOVA SCOTIA], as a Lender
By:	/s/ Paula Czach
Name:	Paula Czach
Title:	Director, Head of Execution

Barr Laboratories, Inc.
Second Amendment

[SCOTIABANC INC], as a Lender
By:	/s/ Patrick M. Brown
Name:	Patrick M. Brown
Title:	Managing Director

Barr Laboratories, Inc.
Second Amendment

PNC BANK, NATIONAL ASSOCIATION as a Lender
By:	/s/ Robert M. Martin
Name:	Robert M. Martin
Title:	Senior Vice President

Barr Laboratories, Inc.
Second Amendment

ABN AMRO Bank N.V., as a Lender
By:	/s/ Michele Coastello
Name:	Michele Coastello
Title:	Director

By:	/s/ Marc Brondyke
Name:	Marc Brondyke
Title:	Associate

Barr Laboratories, Inc.
Second Amendment

[LENDER], as a Lender
By:	/s/ Kenneth K. Egusa
Name:	Kenneth K. Egusa
Title:	Authorized Signature

Barr Laboratories, Inc.
Second Amendment

TAIWAN COOPERATIVE BANK SEATTLE BRANCH as a Lender
By:	/s/ Eric Tai
Name:	Eric Tai
Title:	VP & General Manager

Barr Laboratories, Inc.
Second Amendment

THE BANK OF NEW YORK MELLON, as a Lender
By:	/s/ Richard Fronapfel, Jr.
Name:	Richard Fronapfel, Jr.
Title:	Vice President

Barr Laboratories, Inc.
Second Amendment

LAND BANK OF TAIWAN, As a Lender
By:	/s/ Henry Leu
Name:	Henry Leu
Title:	VP & General Manager

Barr Laboratories, Inc.
Second Amendment

U.S. BANK, N.A. as a Lender
By:	/s/ Christopher T. Kordes
Name:	Christopher T. Kordes
Title:	Senior Vice President

Barr Laboratories, Inc.
Second Amendment

COMERICA BANK, as a Lender
By:	/s/ Liesl Eckhardt
Name:	Liesl Eckhardt
Title:	Assistant Vice President

Barr Laboratories, Inc.
Second Amendment

BANK HAPAOLIM B.M., as a Lender
By:	/s/ Helen H. Gateson
Name:	Helen H. Gateson
Title:	Vice President

By:	/s/ Frederic S. Becker
Name:	Frederic S. Becker
Title:	Senior Vice President

9

MALAYAN BANKING BERHAD, NEW YORK BRANCH as a Lender
By:	/s/ Fauzi Zulkifli
Name:	Fauzi Zulkifli
Title:	General Manager

Barr Laboratories, Inc.
Second Amendment

Bank of China, New York Branch, as a Leder
By:	/s/ William W. Smith
Name:	William W. Smith
Title:	Deputy General Manger

Barr Laboratories, Inc.
Second Amendment

UNICREDIT BANCA DI ROMA, SPA, NEW YORK BRANCH, as a Lender
By:	/s/ Linda Lee
Name:	Linda Lee
Title:	Assistant Treasurer

By:	/s/ Alessandro Paoli
Name: Alessandro Paoli
Title:	Senior Vice President

Barr Laboratories, Inc.
Second Amendment

KBC Bank, N.V., as a Lender
By:	/s/ William Cavanaugh
Name: William Cavanaugh
Title:	Director

By:	/s/ Thomas G. Jackson
Name:	Thomas G. Jackson
Title:	First Vice President

10

THE KOREA DEVELOPMENT BANK NEW YORK BRANCH as a Lender
By:	/s/ Kye Dong Kim
Name:	Kye Dong Kim
Title:	General Manager

Barr Laboratories, Inc.
Second Amendment

FORTIS CAPITAL CORP. as a Lender

By:	/s/ John W. Deegan

Name:	John W. Deegan
Title:	Director & Group Head

By:	/s/ Jolm Spillane

Name:	Jolm Spillane
Title:	Vice President
Barr Laboratories, Inc.
Second Amendment

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. as a Lender

By:	/s/ Miguel Lara

Name:	Miguel Lara
Title:	Managing Director

By:	/s/ Gema Sacristan

Name:	Gema Sacristan
Title:	Director — Export & Agency Finance Global Trade Finance
Barr Laboratories, Inc.
Second Amendment

DNB NOR BANK ASA as a Lender

By:	/s/ Thomas Tangen

Name:	Thomas Tangen
Title:	First Vice President

DNB NOR BANK ASA as a Lender

By:	/s/ Phil Kurpiewski

Name:	Phil Kurpiewski
Title:	Senior Vice President
Barr Laboratories, Inc.
Second Amendment

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Sukanya V. Raj

Name:	Sukanya V. Raj
Title:	Vice President & Portfolio manager
Barr Laboratories, Inc.
Second Amendment

BANK OF TAIWAN, NEW YORK AGENCY as a Lender

By:	/s/ Jane Chang

Name :	Jane Chang
Title:	AVP & Deputy General Manager
Barr Laboratories, Inc.
Second Amendment

K&H BANK ZRT., as a Lender

By:	/s/ Orsolya Szabó

Name:	Orsolya Szabó
Title:	Director

By:	/s/ Tibor Bak

Name:	Tibor Bak
Title:	Project Finance Manager

Date: 27 October 2008
Barr Laboratories, Inc.
Second Amendment

INTESA SANPAOLO SPA, New York Branch as a Lender

By:	/s/ John J. Michalisin

Name:	John J. Michalisin
Title:	First Vice President

By:	/s/ Francesco Di Mario

Name:	Francesco Di Mario
Title:	First Vice President & Credit Manager
Barr Laboratories, Inc.
Second Amendment

NATIONAL CITY BANK, as a Lender

By:	/s/ Erica E. Dowd

Name:	Erica E. Dowd
Title:	Vice President
Barr Laboratories, Inc.
Second Amendment

UNITED OVERSEAS BANK LIMITED, NEW YORK AGENCY, as a Lender

By:	/s/ George Lim

Name:	George Lim
Title:	SVP & GM

By:	/s/ Mario Sheng

Name:	Mario Sheng
Title:	AVP
Barr Laboratories, Inc.
Second Amendment

TD BANK, N.A. (FKA TD BANKNORTH) as a Lender

By:	/s/ James R. Riley

Name:	James R. Riley
Title:	Managing Director
Barr Laboratories, Inc.
Second Amendment

TD BANK, N.A. (formerly known as Commerce Bank, N.A.), as a Lender

By:	/s/ Thomas L. Savage

Name:	Thomas L. Savage
Title:	Vice President
Barr Laboratories, Inc.
Second Amendment

EXHIBIT A
[FORM OF TEVA PARENT GUARANTY AGREEMENT]

GUARANTY
     GUARANTY, dated as of [                    ] [_], 2008 (this “Guaranty”), made by Teva Pharmaceutical Industries Limited, an Israeli corporation (the “Guarantor”), in favor of each of the Lenders (as defined below), the Swing Line Lender, the L/C Issuer and each Affiliate of a Lender that enters into a Swap Contract (the “Swap Contract Affiliates” and together with the Lenders, the Swing Line Lender and the L/C Issuer, the “Benefited Lenders”) and Bank of America, N.A., as administrative agent for the Lenders (the “Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, Barr Laboratories, Inc., a Delaware corporation (the “Company”), and certain Foreign Subsidiaries of the Company (together with the Company, each a “Borrower” and collectively, the “Borrowers”), Barr Pharmaceuticals, Inc., a Delaware corporation (the “Parent”), and certain Subsidiaries of the Parent as guarantors, the Administrative Agent and the lenders from time to time parties thereto (the “Lenders”), the Swing Line Lender and the L/C Issuer have entered into that certain Credit Agreement dated as of July 21, 2006 (as amended by that certain First Amendment dated as of October 24, 2006, the “Existing Credit Agreement”);
     WHEREAS, the Borrowers, the Parent, the Administrative Agent and the Approving Lenders have further amended the Existing Credit Agreement pursuant to a Second Amendment dated as of [                    ] [_], 2008 (such amendment, the “Second Amendment” and, together with the Existing Credit Agreement and each other amendment, modification, extension, supplement, restatement and/or replacement thereto from time to time, the “Loan Agreement”) in order to, among others things, facilitate the acquisition by merger of the Parent by a wholly-owned subsidiary of the Guarantor (the “Acquisition”);
     WHEREAS, pursuant to the Second Amendment, the Guarantor is required to execute and deliver to the Administrative Agent a guaranty guaranteeing the Obligations of the Borrowers under the Loan Agreement on or prior to the Teva Acquisition Effective Date (it being expressly agreed by the parties hereto that this Guaranty shall not become effective until the Teva Acquisition Effective Date); and
     WHEREAS, the Guarantor has determined that its execution, delivery and performance of this Guaranty directly benefit, and are within the corporate purposes and in the best interests of, the Guarantor;
     NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Administrative Agent and the Lenders to enter into and agree to the terms contained in the Second Amendment, including permitting the Teva Acquisition as provided in the Second Amendment, the Guarantor hereby agrees with the Administrative Agent as follows:

     SECTION 1. Definitions. Reference is hereby made to the Loan Agreement for a statement of the terms thereof. All terms used in this Guaranty which are not otherwise defined herein shall have the same meanings herein as set forth in the Loan Agreement.
     SECTION 2. Guaranty. The Guarantor hereby (i) irrevocably, absolutely and unconditionally guarantees the prompt payment by the Borrowers, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts now or hereafter owing in respect of the Loan Agreement and any Swap Contract to which an Affiliate of a Lender is a party, whether for principal, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrowers whether or not a claim for post-filing interest is allowed in such proceeding), fees, expenses, premiums, indemnities or otherwise, and the due performance and observance by the Borrowers of their Obligations now or hereafter existing or arising subsequent to the date hereof in respect of the Loan Agreement or any of the other Loan Documents; and (ii) agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent or any Benefited Lender in enforcing its rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Obligations, whether presently existing or arising subsequent to the date hereof and would be owed by the Borrowers under the Loan Agreement but for the fact that such claim is unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any of the Borrowers.
     SECTION 3. Guarantor’s Obligations Unconditional.
     (a) The Guarantor hereby guarantees that the Obligations will be paid strictly in accordance with the terms of the Loan Agreement and the other applicable Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Benefited Lender with respect to the Borrowers or the Loan Agreement and the other Loan Documents. The Guarantor agrees that this Guaranty constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by the Administrative Agent or any Benefited Lender to any Borrower, any other Guarantor or collateral, if any, for the Obligations. The obligations of the Guarantor under this Guaranty are independent of the Obligations under the Loan Agreement, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrowers or any other Loan Party, or whether the Borrowers or any other Loan Party is joined in any such action. For so long as all or any of the Obligations remain outstanding, the liability of the Guarantor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Loan Agreement, any other Loan Document, a Swap Contract or any agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Loan Agreement (including, without limitation, any increase in the obligations of the Borrowers resulting from the extension of additional credit to the Borrowers) or a Swap Contract; (iii) any exchange or release of, or non-perfection of any lien on or security interest in, any collateral or any release or amendment or waiver of or consent to any departure from any other guaranty, for all or any of the Obligations; (iv) the existence of any claim, set-off, counterclaim, defense or other right that the

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Guarantor may have at any time against any Person, including, without limitation, the Administrative Agent or any Benefited Lender, provided that nothing herein shall permit the assertion of any such claim by separate suit or compulsory counterclaim; or (v) any other circumstance (other than payment in full of the Obligations) which might otherwise constitute a defense available to, or a discharge of, the Borrowers or any other guarantor in respect of the Obligations or the Guarantor in respect hereof.
     (b) This Guaranty (i) is a continuing guaranty and shall remain in full force and effect until the satisfaction in full of the Obligations and termination of the Loan Agreement; and (ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Benefited Lender upon the insolvency, bankruptcy or reorganization of any of the Borrowers or otherwise, all as though such payment had not been made.
     (c) Waivers. The Guarantor hereby waives (i) promptness and diligence; (ii) notice of acceptance and notice of the incurrence of any Obligations by the Borrowers; (iii) notice of any actions taken by the Administrative Agent or any Benefited Lender or the Borrowers or any Loan Party under the Loan Agreement or a Swap Contract; (iv) all other notices, demands and protests, and all other formalities of every kind (including notice of presentment or demand for payment or performance), in connection with the enforcement of the Obligations or of the obligations of the Guarantor hereunder, the omission of or delay in which, but for the provisions of this Section 3, might constitute grounds for relieving the Guarantor of its obligations hereunder; (v) any right to compel or direct the Administrative Agent or any Benefited Lender to seek payment or recovery of any amounts owed under this Guaranty from any one particular fund or source; (vi) any requirement that the Administrative Agent or any Benefited Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any collateral; and (vii) any right related to obtaining, amending, substituting for, releasing, discharging, waiving or modifying the liability of any Person for the Obligations or any security interest, liens or other encumbrances, if any, hereafter securing the Obligations, or the subordinating, compromising, discharging or releasing of such security interests, liens or encumbrances. In addition, the Guarantor hereby waives, to the fullest extent permitted by law, any right it may now or hereafter have to assert any defense, legal or equitable (other than the defense of payment in full of the Obligations). The Guarantor agrees that neither the Administrative Agent nor any Benefited Lender shall have any obligation to marshal any assets in favor of the Guarantor or against or in payment of any or all of the Obligations.
     SECTION 4. Subrogation. The Guarantor will not exercise any rights which it may have or acquire by way of subrogation, contribution, reimbursement or indemnity whether hereunder or pursuant to law or any other agreement, by any payment made by it hereunder or otherwise, until such date on which all of the Obligations shall have been satisfied in full and the Loan Agreement has been terminated. If any amount shall be paid to the Guarantor on account of such subrogation, contribution, reimbursement or indemnity rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Administrative Agent and the Benefited Lenders, shall be segregated from the other funds of the Guarantor and shall forthwith be paid over to the Administrative Agent to be applied in

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whole or in part by the Administrative Agent against the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Agreement or a Swap Contract. If (i) the Guarantor shall make payment to the Administrative Agent of all or any portion of the Obligations and (ii) all of the Obligations shall be paid in full and the Loan Agreement has been terminated, then the Administrative Agent, by its acceptance hereof agrees that it will, at the Guarantor’s request and sole cost and expense, execute and deliver to the Guarantor (without recourse, representation or warranty) appropriate documents, in form and substance reasonably acceptable to the Administrative Agent, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment by the Guarantor, such subrogation to be fully subject and subordinate, however, to the collection by the Administrative Agent of all other amounts due to the Administrative Agent under the Loan Agreement, the Swap Contracts and the other Loan Documents.
     SECTION 5. Representations and Warranties. The Guarantor hereby represents and warrants to the Administrative Agent and each Benefited Lender as follows:
     (a) The Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation as set forth on the first page hereof; and (ii) has all requisite power and authority to execute, deliver and perform this Guaranty.
     (b) The execution, delivery and performance by the Guarantor of this Guaranty (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene any of its Organization Documents or any applicable Law, (iii) do not and will not contravene any contractual restriction binding on or affecting the Guarantor or any of its properties, except to the extent the foregoing, either individually or in the aggregate, could not reasonably be expected to result in a material adverse change in, or a material adverse effect upon, the business, property, operations or financial condition of the Guarantor or a material adverse effect upon the legality, validity, binding effect or enforceability against the Guarantor of this Guaranty, and (iv) do not and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of its material properties.
     (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required for the due execution and delivery by the Guarantor of this Guaranty, except for authorizations, approvals, filings and notices which have been obtained or made and are in full force and effect.
     (d) This Guaranty is a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity.
     (e) The Guarantor is subject to civil and commercial law with respect to its obligations under this Guaranty, and neither the Guarantor nor any of the properties of the Guarantor have any immunity from suit or execution on the grounds of sovereignty. The Guarantor can be sued in its own name. There are no procedural bars to prevent the

4

Administrative Agent or the Benefited Lenders from commencing proceedings against the Guarantor in courts of competent jurisdiction in the State of Israel or the State of New York based upon its obligations under this Guaranty. The choice of law and submission to jurisdiction provisions provided for in this Guaranty are enforceable against the Guarantor.
     SECTION 6. Notices, Etc. All notices or other communications provided for hereunder shall be in writing (including telecommunications) and shall be mailed, telecopied or delivered, if to the Guarantor, to it at its address as set forth on Exhibit A hereto, or at such other address as may hereafter be specified by the Guarantor to the Administrative Agent in writing, and if to the Administrative Agent, to the address as set forth on Exhibit B hereto, or at such other address as may hereafter be specified by the Administrative Agent to the Guarantor in writing. All such notices and other communications shall be effective (i) if sent by registered mail, return receipt requested, when received or ten Business Days after mailing, whichever first occurs, (ii) if telecopied, when transmitted and a confirmation is received, provided the same is on a Business Day and, if not, on the next Business Day, and provided further that a copy of such notice is either (A) received by registered mail, return receipt requested or (B) delivered by messenger or overnight courier, within three Business Days, or (iii) if delivered by messenger or overnight courier, upon delivery, provided the same is on a Business Day and, if not, on the next Business Day.
     SECTION 7. Payments Free and Clear of Taxes. Etc.
     (a) All payments by the Guarantor under this Guaranty shall be made without set off, counterclaim or other defense. All such payments shall be made free and clear of and without deduction for any Indemnified Taxes; provided that if the Guarantor shall be required to deduct any Indemnified Taxes from any such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the Benefited Lenders (as the case may be) receive an amount equal to the sum they would have received had no such deductions been made, (ii) the Guarantor shall make such deductions and (iii) the Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
     (b) The Guarantor shall indemnify the Administrative Agent and each Benefited Lender, within five days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or any Benefited Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Guarantor hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Guarantor by a Benefited Lender, or by the Administrative Agent on its own behalf or on behalf of a Benefited Lender, shall be conclusive absent manifest error.
     (c) Any Benefited Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Guarantor is located, or any treaty

5

to which such jurisdiction is a party, with respect to payments under this Guaranty shall deliver to the Guarantor (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Guarantor as will permit such payments to be made without withholding or at a reduced rate.
     SECTION 8. Currency; Judgment. Unrestricted and transferable lawful money of the United States (“U.S. Dollars”) shall be the currency of account in the case of all payments pursuant to or arising under this Guaranty. The obligations of the Guarantor to the Administrative Agent and the Benefited Lenders under this Guaranty shall not be discharged by any amount paid in any other currency to the extent that the amount so paid after conversion under this Guaranty does not yield the amount of U.S. Dollars due under this Guaranty. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in U.S. Dollars into another currency (the “Other Currency”), the rate of exchange used shall be that at which the Administrative Agent could, in accordance with normal banking procedures, purchase U.S. Dollars with the Other Currency on the Business Day preceding that on which final judgment is given. The obligation of the Guarantor in respect of any such sum due from it to the Administrative Agent and the Benefited Lenders hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that, on the Business Day immediately following the date on which the Administrative Agent receives any sum adjudged to be so due in the Other Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase U.S. Dollars with the Other Currency. If the U.S. Dollars so purchased are less than the sum originally due to the Administrative Agent in U.S. Dollars, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent against such loss, and if the U.S. Dollars so purchased exceed the sum originally due to the Administrative Agent in U.S. Dollars, the Administrative Agent agrees to remit to the Guarantor such excess.
     SECTION 9. Submission to Jurisdiction; Waivers. The Guarantor hereby irrevocably and unconditionally:
     (a) Submits for itself and its property in any action, suit or proceeding relating to this Guaranty, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts thereof;
     (b) Agrees that any such action, suit or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action, suit or proceeding in any such court or that such action, suit or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) Consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process by registered or certified mail (or substantially similar form of mail), postage prepaid, or by courier delivery to the Guarantor (at its address as set on Exhibit A hereto or at such other address of which the Administrative Agent shall have been notified pursuant to Section 6 hereof) and waives any objection that the

6

Guarantor may now or hereafter have to contest service of process if it is made in accordance with this Section 9(c);
     (d) To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it waives such immunity in respect of its obligations under this Guaranty;
     (e) Agrees that nothing herein shall affect the right of the Administrative Agent to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction, including, without limitation, the courts of Israel; and
     (f) Waives any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
     SECTION 10. Miscellaneous.
     (a) The Guarantor will make each payment hereunder in lawful money of the United States and in same day funds to the Administrative Agent at its address specified in Exhibit B hereto.
     (b) No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by the Guarantor and the Administrative Agent, and no waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor therefrom, shall be effective unless it is in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.
     (c) No failure on the part of the Administrative Agent or any Benefited Lender to exercise, and no delay in exercising, any right hereunder or under the Loan Agreement or a Swap Contract shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Administrative Agent and the Benefited Lenders provided herein and in the Loan Agreement or in a Swap Contract are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law and may be pursued separately, successively or concurrently, or not pursued, without affecting or limiting any other right of the Administrative Agent and the Benefited Lenders and without affecting or impairing the liability of the Guarantor. The rights of the Administrative Agent and the Benefited Lenders under the Loan Agreement and a Swap Contract against any party thereto are not conditional or contingent on any attempt by the Administrative Agent or any Benefited Lender to exercise any of its rights under the Loan Agreement or any Swap Contract against such party or against any other Person.
     (d) Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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     (e) This Guaranty shall (i) be binding on the Guarantor and its successors and assigns, and (ii) inure, together with all rights and remedies of the Administrative Agent and the Benefited Lenders hereunder, to the benefit of the Administrative Agent and the Benefited Lenders and their successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, any Benefited Lender may assign or otherwise transfer any Note held by it, and the Administrative Agent and the Benefited Lenders may assign or otherwise transfer its rights under this Guaranty, the Loan Agreement and a Swap Contract, to any other Person subject to the terms and conditions set forth in the Loan Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to such entity herein or otherwise. The Guarantor agrees that each Participant shall be entitled to the benefits of Section 7 with respect to its participation in the Loans as if it were a Benefited Lender; provided that a Participant shall not be entitled to receive any greater payment under Section 7 than the applicable Benefited Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant that would be a Foreign Lender if it were a Benefited Lender shall not be entitled to the benefits of Section 7 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 7(c) as though it were a Benefited Lender.
     (f) The Guarantor covenants that it will not merge or consolidate with any other Person or sell, lease or convey all or substantially all of its assets to any other Person, unless (i) either the Guarantor shall be the continuing legal entity, or the successor legal entity or, the Person which acquires by sale, lease or conveyance all or substantially all of the assets of the Guarantor (if other than the Guarantor), shall expressly assume all of the obligations, liabilities and terms in this Guaranty and (ii) the Guarantor, such Person or such successor legal entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any covenant or condition under the terms of this Guaranty.
     (g) THIS GUARANTY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).
     (h) THE GUARANTOR AND THE ADMINISTRATIVE AGENT (BY ITS ACCEPTANCE OF THIS GUARANTY) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING THIS GUARANTY, THE LOAN AGREEMENT, ANY SWAP CONTRACT OR ANY AMENDMENT, MODIFICATION OR OTHER DOCUMENT NOW OR HEREAFTER DELIVERED IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
     (i) This Guaranty may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which

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when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed counterpart of this Guaranty. Any party delivering an executed counterpart of this Guaranty by telecopier also shall deliver an original executed counterpart of this Guaranty but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Guaranty.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by an officer thereunto duly authorized, as of the date first above written.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED
By:
Name:
Title:

By:
Name:
Title:

ACCEPTED AND AGREED: BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

Signature Page to Guaranty (2006 Bank of America/Barr Credit Facility)

Exhibit A
Guarantor’s Address
5 Basel Street
P.O. Box 3190
Petach Tikva 49131
Israel
Attn: Chief Financial Officer

Exhibit B
Administrative Agent’s Address
Administrative Agent’s Office
(for payments):
Bank of America, N.A.
Agency Services
101 North Tryon Street
Mail Code: NC1-001-15-11
Charlotte, North Carolina 28255-0001
United States of America
Attention: Patrick Brown
Telephone: 704-388-3918
Telecopier: 704-409-0295
Electronic Mail: Patrick.G.Brown@bankofamerica.com
Account No: 1366212250600
Ref: Barr Laboratories / Credit Services
ABA: 026009593
Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
1455 Market Street, 5th Floor
Mail Code: CA5-701-05-19
San Francisco, CA 94103-1399
United States of America
Attention: Angela Lau
Telephone: 415-436-4000
Telecopier: 415-503-5008
Electronic Mail: Angela.Lau@bankofamerica.com
With a copy to:
Bank of America, N.A.
100 North Tryon Street
Mail Code: NC1-007-17-11
Charlotte, North Carolina 28255-0001
United States of America
Attention: Robert La Porte
Telephone: 980-387-1282
Telecopier: 980-683-6305
Electronic Mail: robert.laporte@bankofamerica.com